CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Statements and Experts” in the Prospectus/Proxy Statement of the Huntington Funds relating to the reorganization of the Huntington Mid-Corp America Fund into the Huntington Situs Fund and to the incorporation by reference of our report dated February 28, 2013 with respect to the financial statements and financial highlights of the Huntington Funds in this Registration Statement on Form N-14, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Columbus, Ohio

October 7, 2013